Exhibit 23.01 Consent of
                             Scarano & Tomaro, P.C.






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January 28, 1997


U.S. Bridge of N.Y., Inc.
53-09 97th Place
Corona, New York 11368

We hereby consent to the use of our name "as experts", in the "Summary Financial Data" section and the use of our opinion dated October 4, 1997 for U.S. Bridge of N.Y., Inc. to be included in the Post Effective Amendment No. 1 to Form SB-2 Registration Statement being filed for U.S Bridge of N.Y., Inc..

Very truly yours,



Scarano & Tomaro, P.C.